Allianz Life Insurance Company of New York
[Home Office: New York, NY] [Administrative Office: NW 5990 PO Box 1450 Minneapolis, MN 55485-5990 800.624.0197]
Allianz Retirement ProSM New York Variable Annuity Application
Individual flexible purchase payment variable deferred annuity application. Issued by Allianz Life Insurance Company of New York (Allianz Life of NY) New York, NY [GA____________________]
1. Account registration
Ownership is ■ Individual	■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)
■ Charitable Trust	■ Other__________
Owner
Individual Owner first name		MI	Last name	Jr., Sr., III

[Missing Graphic Reference]
Non-individual owner name (Attach Non- Individual Ownership form or Qualified Plan Acknowledgement form if applicable.)

Social Security Number or Tax ID Number

Mailing address

City			State	ZIP code	Telephone number

Gender	■ Male	Date of birth (mm/dd/yyyy)			Are you a non-resident alien?
	■ Female				■ Yes (Attach W8 BEN) ■ No
Joint Owner
First name		MI	Last name		Jr., Sr., III

Mailing address

City			State	ZIP code	Telephone number

Gender		Date of birth (mm/dd/yyyy)			Are you a non-resident alien?
■ Male	■ Female				■ Yes (Attach W8 BEN) ■ No
Relationship to Owner					Social Security Number

Annuitant (Complete if different from Owner.)
First name		MI	Last name		Jr., Sr., III

Mailing address

City			State	ZIP code	Telephone number

Gender		Social Security Number	Date of birth (mm/dd/yyyy)		Are you a non-resident alien?
■ Male	■ Female				■ Yes (Attach W8 BEN) ■ No

F50000-NY	Page 1 of [6]	(12/2011)

2.   Purchase Payment (This section must be completed.)
Make check payable to Allianz Life of NY.
Source of purchase payment. Complete all that apply.

■	Nonqualified
■	Qualified Account Type(s) at prior carrier: ______________________________(e.g. 403B, IRA, 401K, etc)

■	Purchase Payment enclosed with application. (Include replacement forms if required.)
■	Amount enclosed: $__________

■	This Contract will be funded by a 1035 exchange, tax qualified transfer/rollover, CD transfer, or mutual fund redemption. (Include replacement/ transfer forms if required.)
Expected amount: $__________

■	This Contract will be funded by funds not requested or facilitated by Allianz Life of NY. (Include replacement forms if required.) Expected amount: $__________

3.						Plan specifics (This section must be completed to indicate how this Contract should be issued.)
Nonqualified: ■	Qualified IRA:	■ IRA	■ Roth IRA	■ SEP IRA	(Contribution for tax year __________)
	Qualified plans: ■ 401		■ 401 one person defined benefit
4. Replacement (This section must be completed.)
Do you have existing life insurance or annuity contracts? . . . . .				. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	■ Yes	■ No
Will the annuity contract applied for replace or change existing contracts or policies? . . . . .					■ Yes	■ No

If there is existing coverage, states that have adopted the NAIC Model Replacement Regulation or a variation of the Model, require that the replacement form be completed even if a replacement is not indicated. For a replacement in any state, attach the appropriate replacement form for the state in which the application is taken. The Registered Representative must also complete the Registered Representative section regarding replacement.

[5.  Covered Person(s) (This section must be completed)]

The income Advantage Payments feature may have limited usefulness in connection with contract funding tax-qualified programs because partial withdrawals taken to satisfy the minimum distribution requirements before the Benefit Election Date may reduce the Benefit Base. Please consult your tax advisor.

■	Single Income Advantage Payments: the additional account fee for the Single Income Advantage Payments = [1.00] %
	Name	________________
	This person is: (check one)		■ Owner	■ Joint Owner	■ Annuitant, if owned by a non-individual
	Date of birth ___/___/___		Gender:	■ Male ■ Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

	■ Driver’s license	■ Certificate of birth	■ Passport	■ Other

F50000-NY	Page 2 of [6]	(12/2011)

6.       Account Allocation Percentages (This section must be completed.)
•           Of total purchase payments received, indicate percentage to be allocated to the accounts listed below.
•           Total percentages must be whole percentages and equal 100%.

Base Account________%	Income Advantage Account_______%

[7.  Investment Option allocations]

You may select up to [15] Investment Options in each Account. You are allowed [12] free transfers each contract year. You must make allocations in whole percentages (e.g. 33.3% or dollars are not permitted).

Base Account
This section must be completed if Base Account percentage is greater than 0% in Section 6.
Fund of Funds	Large Value
___% AZL FusionSM Balanced Fund	___% AZL® Davis NY Venture Fund
___% AZL FusionSM Conservative Fund	___% AZL® Eaton Vance Large Cap Value Fund
___% AZL FusionSM Growth Fund	___% AZL® Russell 1000 Value Index
___% AZL FusionSM Moderate Fund	___% AZL® Van Kampen Growth and Income Fund
Small Cap	___% Mutual Shares Securities Fund
___% AZL® Columbia Small Cap Value Fund	High-Yield Bonds
___% AZL® Franklin Small Cap Value Fund	___% Franklin High Income Securities Fund
___% AZL® Allianz AGIC Opportunity Fund	___% PIMCO VIT High Yield Portfolio
___% AZL® Small Cap Stock Index Fund	Intermediate-Term Bonds
___% AZL® Turner Quantitative Small Cap Growth Fund	___% Franklin U.S. Government Fund
Mid Cap	___% PIMCO VIT Emerging Markets Bond Portfolio
___% AZL® Columbia Mid Cap Value Fund	___% PIMCO VIT Global Bond Portfolio (Unhedged)
___% AZL® Mid Cap Index Fund	___% PIMCO VIT Real Return Portfolio
___% AZL® Morgan Stanley Mid Cap Growth Fund	___% PIMCO VIT Total Return Portfolio
Large Growth	___% Templeton Global Bond Securities Fund
___% AZL® BlackRock Capital Appreciation Fund	Cash Equivalent
___% AZL® Dreyfus Equity Growth Fund	___% AZL® Money Market Fund
___% AZL® Russell 1000 Growth Index	Specialty
International Equity	___% AZL® Franklin Templeton Founding Strategy Plus Fund
___% AZL® Invesco International Equity Fund	___% AZL® Gateway Fund
___% AZL® International Index Fund	___% AZL® Schroder Emerging Markets Equity Fund
___% AZL® Morgan Stanley International Equity Fund	___% AZL® Van Kampen Equity and Income Fund
___% PIMCO EqS Pathfinder Portfolio	___% AZL® Morgan Stanley Global Real Estate Fund
___% Templeton Growth Securities Fund	___% BlackRock Global Allocation V.I. Fund
Large Blend	___% Franklin Income Securities Fund
___% AZL® JPMorgan U.S. Equity Fund	___% Franklin Templeton VIP Founding Funds Allocation Fund
___% AZL® MFS Investors Trust Fund	___% PIMCO VIT All Asset Portfolio
___% PIMCO VIT Commodity RealReturn Strategy Portfolio
___% PIMCO VIT Global Multi-Asset Portfolio
Total of _______% (must equal 100%)

F50000-NY	Page 3 of [6]	(12/2011)

[7.       Investment Option allocations (continued)]

You may select up to [15] Investment Options. You must make allocations in whole percentages (e.g. 33.3% or dollars are not permitted).
Income Advantage Account
This section must be completed if Income Advantage Account percentage is greater than 0% in Section 7.
Group 1 Investment Options
Small Cap	Specialty
___% AZL® Small Cap Stock Index Fund	___% AZL® Schroder Emerging Markets Equity Fund
Intermediate-Term Bonds	___% AZL® Morgan Stanley Global Real Estate Fund
___% PIMCO VIT Emerging Markets Bond Portfolio	___% PIMCO VIT Commodity RealReturn Strategy Portfolio
Group 2 Investment Options
Mid Cap	Large Value
___% AZL® Mid Cap Index Fund	___% AZL® Russell Value Index
Large Growth	Specialty
___% AZL® Russell 1000 Growth Index	___% BlackRock Global Allocation V.I. Fund
International Equity	___% AZL® Gateway Fund
___% AZL® International Index Fund	___% PIMCO VIT Global Multi-Asset Portfolio
Group 3 Investment Options
High-Yield Bonds	Intermediate-Term Bonds (continued)
___% Franklin High Income Securities Fund	___% PIMCO VIT Total Return Portfolio
___% PIMCO VIT High Yield Portfolio	___% Templeton Global Bond Securities Fund
Intermediate-Term Bonds	Cash Equivalent
___% Franklin U.S. Government Fund	___% AZL® Money Market Fund
___% PIMCO VIT Global Bond Portfolio (Unhedged)
___% PIMCO VIT Real Return Portfolio

Total of _______% (must equal 100%)

F50000-NY	Page 4 of [6]	(12/2011)

[8.]   Beneficiary designation (If you need additional space, attach a complete list signed by Owner(s).)

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

Non-individual Beneficiary information

If the Beneficiary is a qualified plan, custodian, trust, charitable trust or other non-individual please check the applicable box and include the name above.
■ Qualified plan	■ Custodian■ Trust (Include the date of trust in the name.)		■ Charitable Trust	■ Other_______________
■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent

[9.]     Registered Representative

By signing below, the Registered Representative certifies to the following:

I am FINRA registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Owner(s) with the most current prospectus.
I certify that the statements of the applicant have been correctly recorded.
■ Yes ■ No Does the applicant have an existing life insurance policy or and existing annuity contract?
■ Yes ■ No Will this annuity replace or change an existing life insurance policy or annuity contract?
If this is a replacement, include a copy of each disclosure statement and a list of companies involved.

Registered Representative’s signature	B/D Rep. ID

Registered Representative’s first and last name (please print)	Percent split

Registered Representative’s signature (split case)	B/D Rep. ID

Registered Representative’s first and last name (please print) (split case)	Percent split

Registered Representative’s address	Registered Representative’s telephone number

Broker/dealer name (please print)

Authorized signature broker/dealer (if required)

F50000-NY	Page 5 of [6]	(12/2011)

[10.]     Statement of applicant

By signing below, the Owner acknowledges and agrees to the following:
I received a prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet my financial needs and goals. I understand that the Contract Value and variable Annuity Payments may increase or decrease depending on the investment results of the variable Investment Options, and that under the Base Contract there is no guaranteed minimum Contract Value or variable Annuity Payment. If I selected any additional options, any guarantees provided for those options are outlined in my Contract and prospectus. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any Contract to be issued. No representative is authorized to modify this agreement or waive any Allianz Life of NY rights or requirements.
Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.
For information on current benefit features, restrictions or charges please review with your Registered Representative.
■ Please send me a statement of additional information (Also available on the [SEC Web site, http://www.sec.gov])

Owner signature	Joint Owner signature

Signed at (City, State)	Signed date

[11.] Home office use only

If Allianz Life Insurance Company of New York makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this Contract by the Owner(s); however, any material change must be accepted in writing by the Owner(s).
Changes to this application that affect product, benefits, amount of insurance, or age require acceptance by Owner(s).
Please call the Allianz Life of NY with any questions at [800.624.0197].

Mailing information

Applications that HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of New York	Wells Fargo LBX Services
NW 5990	NW 5990 Allianz Life Insurance Company of New York
PO Box 1450	1350 Energy Lane, Ste. 200
Minneapolis, MN 55485-5990	St. Paul, MN 55108-5254
Applications that DO NOT HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
PO Box 561	5701 Golden Hills Drive
Minneapolis, MN 55440-0561	Golden Valley, MN 55416-1297

F50000-NY	Page 6 of [6]	(12/2011)